UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2009
Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001- 34481	22-3341267

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 Clarksville Road Princeton Junction, New Jersey	08550

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (609) 716-4000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Mistras Group, Inc. (the “Company”) obtained approval from its lenders for an amendment (the “Amendment”), effective December 14, 2009, to the Company’s Second Amended and Restated Credit Agreement (“Credit Agreement”), dated July 22, 2009, among the Company, the lenders, and Bank of America, N.A., as agent for the lenders. The Amendment provides for lower interest rate margins if the Company maintains a “Funded Debt Leverage Ratio” (as set forth in the Credit Agreement) below 1.75-to-1. The applicable margin added to LIBOR or the base rate for determining the interest rate under the Credit Agreement now ranges from -0.50% to 3.25%, based upon the Funded Debt Leverage Ratio. In addition, the Amendment also modifies some of the covenants in the Credit Agreement, such as: (a) eliminating the financial covenant requiring the Company to attain minimum EBITDA (as defined in the Credit Agreement), (b) increasing the minimum Debt Service Coverage Ratio (as defined in the Credit Agreement) the Company must maintain during fiscal 2011 from 1.15-to-1.0 to 1.20-to-1.0, (c) permitting the Company to prepay up to $4 million of subordinated debt issued in connection with acquisitions, and (d) modifying some of the limitations on the Company’s ability to make acquisitions.
Item 9.01. Financial Statement and Exhibits
(d) Exhibits

Exhibit	Description

10.1	Amendment, dated as of December 14, 2009, to the Second Amended and Restated Credit Agreement, dated July 22, 2009.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2009	MISTRAS GROUP, INC.
	By:	/s/ Michael C. Keefe
		Name:	Michael C. Keefe
		Title:	Executive Vice President, General Counsel

Exhibit No.	Description
10.1	Amendment, dated as of December 14, 2009, to the Second Amended and Restated Credit Agreement, dated July 22, 2009.